Exhibit 99.1

For Immediate Release

Contacts:	Glenn Zaccara, UPS
404-828-4663
gzaccara@ups.com

UPS Board of Directors Names David Abney Chairman,
Appoints William R. Johnson to Lead Independent Director Role,
and Announces Quarterly Dividend

ATLANTA, Feb. 10, 2016 -- The UPS® (NYSE:UPS) Board of Directors today announced it has unanimously elected David P. Abney, UPS Chief Executive Officer, as Chairman of the Board, effective immediately. Abney succeeds Scott Davis as Chairman, who will retire from his position on the UPS Board effective as of the 2016 Annual Meeting of Shareowners.

Additionally, the Board of Directors created a new Lead Independent Director position, and today the independent directors appointed William R. Johnson to the role, effective immediately. Among other responsibilities, the new Lead Independent Director will play an active role in setting future agendas for UPS Board meetings, preside at meetings of independent directors, serve as the liaison between the Chairman and the independent directors, and consult on shareholder engagement and governance matters. Johnson, a former chairman, president and CEO of the H. J. Heinz Company, will continue to serve as Chairperson of the Nominating and Corporate Governance Committee.

“Our decision to combine the roles of Board Chairman and CEO is a result of thoughtful consideration of the Board’s leadership structure. This change will improve strategic alignment and support the company’s ability to deliver value through profitable global growth, operating efficiency, customer satisfaction, and continuous improvement,” said Johnson. “David Abney’s leadership on our Board, combined with many years of distinguished UPS service and a strong track record as CEO have prepared him to fulfill the role of both Chairman and CEO.”

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During his tenure as CEO, Abney guided UPS to expand international and domestic revenue growth, deliver several consecutive quarters of earnings per share improvement, and successfully complete and integrate strategic acquisitions. Prior to his appointment as CEO in 2014, Abney served as chief operating officer, overseeing logistics, sustainability, engineering and all facets of the UPS transportation network. Earlier in his career, Abney held the position of president of UPS International, driving the company's strategic initiatives to increase its global capabilities.

“Leading UPS into the future is a great honor, and I thank each and every UPS employee, our Management Committee, and our Board for the trust placed in me every day,” said Abney. “Continued international expansion, global ecommerce acceleration and growth in specialized markets present endless opportunities ahead, and it is a privilege to steer UPS to continued success.”

Commenting on Davis’ tenure and service to the company, Abney said, “Scott Davis has served UPS for 30 years in numerous capacities and has positively transformed the company and positioned UPS for future success, while deepening our commitment to our customers, our shareholders and our employees. We owe Scott our gratitude and wish him the best in his retirement.”

Davis was elected chairman and chief executive officer in 2008 and retired as CEO on Sept. 1, 2014 as part of a previously announced succession plan. In other business, the UPS Board of Directors also today declared a regular quarterly dividend of $0.78 per share on all outstanding Class A and Class B shares. The dividend is payable March 9, 2016, to shareowners of record on February 22, 2016.

UPS has a long history of its commitment to cash dividends. For more than four decades it has either increased or maintained its dividend. Since 2000, its dividend has more than quadrupled.

Editor’s Note: Biographies of William R. Johnson, David Abney and Scott Davis are available at www.pressroom.ups.com under the Leadership tab.

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About UPS
UPS (NYSE: UPS) is a global leader in logistics, offering a broad range of solutions including transporting packages and freight; facilitating international trade, and deploying advanced technology to more efficiently manage the world of business. Headquartered in Atlanta, UPS serves more than 220 countries and territories worldwide. The company can be found on the web at ups.com® and its corporate blog can be found at longitudes.ups.com. To get UPS news direct, visit pressroom.ups.com/RSS.

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Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company's strategic directions, prospects and future results, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, our competitive environment, increased security requirements, strikes, work stoppages and slowdowns, changes in energy prices, governmental regulations and other risks discussed in the company's Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.